Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 19, 2010, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-163878) under the Securities Act of 1933 and related Prospectus of SecurePath for Life Product.
/s/ Ernst & Young LLP
Des Moines, Iowa
August 12, 2010

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 9, 2010, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-163881) under the Securities Act of 1933 and related Prospectus of SecurePath for Life Product.
/s/ Ernst & Young LLP
Des Moines, Iowa
August 12, 2010